Exhibit 32.2

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of Acquired Sales Corp. a Nevada corporation (the “Company”) on Form 10-QSB for the period ending June 30, 2008 as filed with the Securities and Exchange Commission (the “Report”) I, Gerard M. Jacobs, Chief Financial Officer (Principal Financial Officer) hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to my knowledge:

a.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

b.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gerard M. Jacobs
Gerard M. Jacobs, Chief Financial Officer
(Principal Financial Officer)

Dated August 12, 2008